EXHIBIT 10.1
                               Silicon Valley Bank
                                3003 Tasman Drive
                          Santa Clara, California 95054
                       (408) 654-1000 - Fax (408) 980-6410

                     ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

        This Accounts Receivable Purchase Agreement (the "Agreement") is made as of the Effective Date by and between Silicon Valley Bank ("Buyer"), having a place of business at the address specified above, and NSTOR CORPORATION, INC., a Delaware corporation ("Seller"), having its principal place of business and chief executive office at 6190 Corte Del Cedro, Carlsbad, California 92009, and with a FAX number of (760) 683-2544.

1. Definitions. When used herein, the following terms shall have the following meanings.

        "Account Balance" shall mean, on any given day, the gross amount of all Purchased Receivables unpaid on that day.

        "Account Debtor" shall have the meaning set forth in the Code and shall include any person liable on any Purchased Receivable, including without limitation, any guarantor of the Purchased Receivable and any issuer of a letter of credit or banker's acceptance.

        "Adjustments" shall mean all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Purchased Receivable.

        "Advance" shall have the meaning set forth in Section 2.2 hereof.

        "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.), as amended, and any successor statute.

        "Business" means the business of Seller as conducted by Seller as at the date hereof and as proposed to be conducted by Seller hereafter, including the ownership, operation and lease of assets and property in connection therewith and the investment therein and all other activities necessary, useful, incidental or ancillary to the foregoing.

        "Code" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

        "Collateral" shall have the meaning set forth in Section 8 hereof.

        "Collateral Handling Fee" shall have the meaning as set forth in Section
3.3 hereof.

        "Collections" shall mean all good funds received by Buyer from or on behalf of an Account Debtor with respect to Purchased Receivables.

        "Compliance Certificate" shall mean a certificate, in a form provided by Buyer to Seller, which contains the certification of the chief financial officer of Seller that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

        "Effective Date" means the date of execution and delivery of this Agreement by Buyer, as set forth underneath Buyer's executed signature block on the signature page hereof.

        "Event of Default" shall have the meaning set forth in Section 9 hereof.

        "Finance  Charges"  shall  have the  meaning  set forth in  Section  3.2 hereof.

        "Financing Documents" means, collectively, this Agreement and all other present and future documents, instruments and agreements between Buyer, on the one hand, and Seller or any guarantor of any of the Obligations, on the other hand, including, but not limited to those relating to this Agreement or any other Financing Document, and all amendments and modifications thereto and replacements therefor.

        "GAAP" means U.S. generally accepted accounting principles consistently applied.

        "Invoice Transmittal" shall mean a writing signed by an authorized representative of Seller which accurately identifies the receivables which Buyer, at its election, may purchase, and includes for each such receivable the correct amount owed by the Account Debtor, the name and address of the Account Debtor, the invoice number, the invoice date and the account code.

        "Material Adverse Change" means (i) a material adverse change in the business, operations, or condition (financial or otherwise) of the Seller, or
(ii) a material impairment of the prospect of repayment of any portion of the Obligations or (iii) a material impairment of the value or priority of Buyer's security interests in the Collateral.

        "Obligations" shall mean all advances, financial accommodations, liabilities, obligations, covenants and duties owing, arising, due or payable by Seller to Buyer of any kind or nature, present or future, arising under or in connection with this Agreement or under any other Financing Document or other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, Collateral Handling Fees, interest, Repurchase Amounts, fees, expenses, professional fees and attorneys' fees and any other sums chargeable to Seller hereunder or otherwise, and including any interest and other amounts that, but for the provisions of the applicable Bankruptcy Code, would have accrued.

        "Permitted Liens" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Buyer, which consent may be withheld in its good faith business judgment; (v) security interests being terminated substantially concurrently with this Agreement; (vi) (A) liens of landlords,  warehousemen,  and other bailees,  if and to the extent such lien is
(1) pursuant to applicable law, expressly junior and subordinate to the security interests of Buyer, or (2) subject to a landlord agreement or bailee agreement (in form and substance satisfactory to Buyer in its good faith business judgment) duly executed and delivered to Buyer by such lienholder and in full force and effect; and (B) liens of materialmen, mechanics, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or re-placement lien is limited to the property encumbered by the existing lien and the principal amount of the indebted-ness being extended, renewed or refinanced does not in-crease; and (viii) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Buyer will have the right to require, as a condition to its consent under sub-paragraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Buyer's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Buyer, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and Seller hereby agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

        "Purchased Receivables" shall mean all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds thereof (all of the foregoing being referred to as "receivables"), arising out of the invoices and other agreements identified on or delivered with any Invoice Transmittal delivered by Seller to Buyer which Buyer elects to purchase and for which Buyer makes an Advance.

        "Refund" shall have the meaning set forth in Section 3.5 hereof.

        "Reserve" shall have the meaning set forth in Section 2.4 hereof.

        "Repurchase Amount" shall have the meaning set forth in Section 4.2 hereof.

        "Reconciliation   Date"  shall  mean  the  last  calendar  day  of  each
Reconciliation Period.

        "Reconciliation Period" shall mean each calendar month of every year.

All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2. Purchase and Sale of Receivables.

     2.1. Offer to Sell Receivables. During the term hereof, and provided that there does not then exist any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default, Seller may request that Buyer purchase receivables and Buyer may, in its sole discretion, elect to purchase receivables. Seller shall deliver to Buyer an Invoice Transmittal with respect to any receivable for which a request for purchase is made. An authorized representative of Seller shall sign each Invoice Transmittal delivered to Buyer. Buyer shall be entitled to rely on all the information provided by Seller to Buyer on or with the Invoice Transmittal and to rely on the signature on any Invoice Transmittal as an authorized signature of Seller.

     2.2. Acceptance of Receivables. Buyer shall have no obligation to purchase any receivable listed on an Invoice Transmittal. Buyer may exercise its sole discretion in approving the credit of each Account Debtor before buying any receivable. Upon acceptance by Buyer of all or any of the receivables described on any Invoice Transmittal, Buyer shall pay to Seller eighty percent (80%) of the face amount of each receivable Buyer desires to purchase, net of deferred revenue and offsets related to each specific Account Debtor. Such payment shall be the "Advance" with respect to such receivable. Buyer may, from time to time, in its sole discretion, change the percentage of the Advance. Upon Buyer's acceptance of the receivable and payment to Seller of the Advance, the receivable shall become a "Purchased Receivable." It shall be a condition to each Advance that (i) all of the representations and warranties set forth in
Section 6 of this Agreement be true and correct in all material respects on and as of the date of the related Invoice Transmittal and on and as of the date of such Advance as though made at and as of each such date, and (ii) no Event of Default or any event or condition that with notice, lapse of time or otherwise would constitute an Event of Default shall have occurred and be continuing, or would result from such Advance. Notwithstanding the foregoing, in no event shall the aggregate amount of all Purchased Receivables outstanding at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Line Amount"), and Buyer shall have no obligation to make Advances in excess of Two Million Dollars ($2,000,000) in the aggregate at any one time outstanding.

      2.3. Effectiveness of Sale to Buyer. Effective upon Buyer's payment of an Advance, and for and in consideration therefor and in consideration of the covenants of this Agreement, Seller hereby absolutely sells, transfers and assigns to Buyer, all of Seller's right, title and interest in and to each Purchased Receivable and all monies due or which may become due on or with respect to such Purchased Receivable. Buyer shall be the absolute owner of each Purchased Receivable. Buyer shall have, with respect to any goods related to the Purchased Receivable, all the rights and remedies of an unpaid seller under the Code and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

     2.4. Establishment of a Reserve. Upon the purchase by Buyer of each Purchased Receivable, Buyer shall establish a reserve. The reserve shall be the amount by which the face amount of the Purchased Receivable exceeds the Advance on that Purchased Receivable (the "Reserve"); provided, the Reserve with respect to all Purchased Receivables outstanding at any one time shall be an amount not less than twenty percent (20%) of the Account Balance at that time and may be set at a higher percentage at Buyer's sole discretion. The reserve shall be a book balance maintained on the records of Buyer and shall not be a segregated fund.

3. Collections, Charges and Remittances.

     3.1. Collections. Upon receipt by Buyer of Collections, Buyer shall promptly credit such Collections to Seller's Account Balance on a daily basis three (3) business days after the date received by the Buyer in immediately available funds; provided, that if Seller is in default under this Agreement, Buyer shall apply all Collections to Seller's Obligations hereunder in such order and manner as Buyer may determine. If an item of collection is not honored or Buyer does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received and Finance Charges under Section 3.2 shall accrue thereon.

     3.2. Finance Charges. On each Reconciliation Date Seller shall pay to Buyer a finance charge equal to the greater of (a) Five Thousand Dollars ($5,000) for such Reconciliation Period, and (b) the product of (i) 0.875% per month multiplied by (ii) the average daily Account Balance outstanding during the applicable Reconciliation Period (the "Finance Charges"). Buyer shall deduct the accrued Finance Charges from the Reserve as set forth in Section 3.5 below.

     3.3. Collateral Handling Fee. On each Reconciliation Date Seller shall pay to Buyer a collateral handling fee equal to three-sixteenths of one percent (0.1875%) per month of the average daily Account Balance outstanding during the applicable Reconciliation Period (the "Collateral Handling Fee"). Buyer shall deduct the Collateral Handling Fee from the Reserve as set forth in Section 3.5 below.

     3.4. Accounting. Buyer shall prepare and send to Seller after the close of business for each Reconciliation Period, an accounting of the transactions for that Reconciliation Period, including the amount of all Purchased Receivables, all Collections, Adjustments, Finance Charges, and the Collateral Handling Fee. The accounting shall be deemed correct and conclusive unless Seller makes written objection to Buyer within thirty (30) days after the Buyer mails the accounting to Seller.

     3.5. Refund to Seller. Provided that there does not then exist an Event of Default or any event or condition that with notice, lapse of time or otherwise would constitute an Event of Default, Buyer shall refund to Seller by check after the Reconciliation Date, the amount, if any, which Buyer owes to Seller at the end of the Reconciliation Period according to the accounting prepared by
Buyer for that Reconciliation Period (the "Refund"). The Refund shall be an amount equal to the result of (A) below less (B) below:
        (A) The sum of:
               (1)  The  Reserve  as of the  beginning  of  that  Reconciliation
               Period, plus (2) the Reserve created for each Purchased Receivable purchased during that
Reconciliation Period,
minus
        (B) The total for that Reconciliation Period of: (1) the Collateral Handling Fee;
               (2) Finance Charges;
               (3) Adjustments;
               (4) Repurchase Amounts, to the extent Buyer has agreed to accept payment thereof by deduction from the Refund;
               (5) the Reserve for the Account Balance as of the first day of the following Reconciliation Period in the minimum percentage set forth in
Section 2.4 hereof; and
               (6) all amounts due, including professional fees and expenses, as set forth in Section 12 for which oral or written demand has been made by Buyer to Seller during that Reconciliation Period to the extent Buyer has agreed to accept payment thereof by deduction from the Refund.

In the event the formula set forth in this Section 3.5 results in an amount due to Buyer from Seller, Seller shall make such payment in the same manner as set forth in Section 4.3 hereof for repurchases. If the formula set forth in this
Section 3.5 results in an amount due to Seller from Buyer, Buyer shall make such payment by check or wire transfer, subject to Buyer's rights under Section 4.3 and Buyer's rights of offset and recoupment.

3.6. Facility Fee. In consideration for Buyer entering into this Agreement, Seller shall pay to Buyer a facility fee of $10,000.00, which shall be due and payable concurrently with the execution and delivery of this Agreement and shall be fully earned on the Effective Date and non-refundable when paid. Seller and Buyer hereby acknowledge and agree that, solely in the event that Seller requests in writing an increase in the Line Amount and Buyer agrees (in its sole and absolute discretion) in writing to such increase in the Line Amount (and no Default or Event of Default exists at the time of such request and agreement), an additional facility fee, in an amount equal to 1.00% of the incremental increase in the then extant Line Amount so requested and agreed, shall be due and payable and fully earned concurrently with the effectiveness of such incremental increase and non-refundable when paid.


4. Recourse and Repurchase Obligations.

     4.1. Recourse. Buyer's acquisition of Purchased Receivables from Seller shall be with full recourse against Seller. In the event the Obligations exceed the amount of Purchased Receivables and Collateral, Seller shall be liable for any deficiency.

     4.2. Seller's Agreement to Repurchase. Seller agrees to pay to Buyer on demand, the full face amount, or any unpaid portion, of any Purchased
Receivable:
        (A) which remains unpaid ninety (90) calendar days after the invoice date; or
        (B) which is owed by any Account Debtor who has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or insolvency proceeding or who has become insolvent (as defined in the Bankruptcy Code) or who is generally not paying its debts as such debts become due; or (C) with respect to which there has been any breach of warranty or representation set forth in
        Section 6 hereof or any breach of any covenant contained in this Agreement; or (D) with respect to which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment;
together with all reasonable attorneys' and professional fees and expenses and all court costs incurred by Buyer in collecting such Purchased Receivable and/or enforcing its rights under, or collecting amounts owed by Seller in connection with, this Agreement (collectively, the "Repurchase Amount").

     4.3. Seller's Payment of the Repurchase Amount or Other Amounts Due Buyer. When any Repurchase Amount or other amount owing to Buyer becomes due, Buyer shall inform Seller of the manner of payment which may be any one or more of the following in Buyer's sole discretion: (a) in cash immediately upon demand therefor; (b) by delivery of substitute invoices and an Invoice Transmittal acceptable to Buyer which shall thereupon become Purchased Receivables; (c) by adjustment to the Reserve pursuant to Section 3.5 hereof; (d) by deduction from or offset against the Refund that would otherwise be due and payable to Seller;
(e) by deduction from or offset against the amount that otherwise would be forwarded to Seller in respect of any further Advances that may be made by Buyer; or (f) by any combination of the foregoing as Buyer may from time to time choose.

     4.4. Seller's Agreement to Repurchase All Purchased Receivables. Upon and after the occurrence of an Event of Default, Seller shall, upon Buyer's demand (or, in the case of an Event of Default under Section 9(B), immediately without notice or demand from Buyer) repurchase all the Purchased Receivables then outstanding, or such portion thereof as Buyer may demand. Such demand may, at Buyer's option, include and Seller shall pay to Buyer immediately upon demand, cash in an amount equal to the Advance with respect to each Purchased Receivable then outstanding together with all accrued Finance Charges, Adjustments, Collateral Handling Fees, attorney's and professional fees, court costs and expenses as provided for herein, and any other Obligations. Upon receipt of payment in full of the Obligations, Buyer shall immediately instruct Account Debtors to pay Seller directly, and return to Seller any Refund due to Seller. For the purpose of calculating any Refund due under this Section only, the Reconciliation Date shall be deemed to be the date Buyer receives payment in good funds of all the Obligations as provided in this Section 4.4.

5. Power of Attorney. Seller does hereby irrevocably appoint Buyer and its successors and assigns as Seller's true and lawful attorney in fact, and hereby authorizes Buyer, regardless of whether there has been an Event of Default, (a) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Purchased Receivables; (b) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Purchased Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Purchased Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Buyer's name or Seller's name, as Buyer may choose; (c) to prepare, file and sign Seller's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document with respect to Purchased Receivables; (d) to notify all Account Debtors with respect to the Purchased Receivables to pay Buyer directly (and, without limiting the generality of the foregoing, to do so pursuant to written payment instructions printed on letterhead of Seller or Parent but sent by Buyer); (e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting the Purchased Receivables; (f) to endorse Seller's name on any checks or other forms of payment on the Purchased Receivables; (g) to execute on behalf of Seller any and all instruments, documents, financing statements and the like to perfect Buyer's interests in the Purchased Receivables and Collateral; and (h) to do all acts and things necessary or expedient, in furtherance of any such purposes. If Buyer receives a check or item which is payment for both a Purchased Receivable and another receivable, the funds shall first be applied to the Purchased Receivable and, so long as there does not exist an Event of Default or an event that with notice, lapse of time or otherwise would constitute an Event of Default, the excess shall be remitted to Seller. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Seller to Buyer hereunder shall be applicable with respect to all Purchased Receivables and all Collateral.

6. Representations, Warranties and Covenants; Additional Provisions; Conditions.

6.1. Receivables-related Warranties, Representations and Covenants. To induce Buyer to buy receivables and to renders its services to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Buyer in determining whether to accept receivables as Purchased Receivables, Seller represents, warrants, covenants and agrees, with respect to each Invoice Transmittal delivered to Buyer and each receivable described therein, that:

        (A) Seller is the absolute owner of each receivable set forth in the Invoice Transmittal and has full legal right to sell, transfer and assign such receivables;

        (B) The correct amount of each receivable is as set forth in the Invoice Transmittal and is not in dispute;

        (C) The payment of each receivable is not contingent upon the fulfillment of any obligation or contract, past or future and any and all obligations required of the Seller have been fulfilled as of the date of the Invoice Transmittal;

        (D) Each receivable set forth on the Invoice Transmittal is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any and all liens, security interests and encumbrances other than liens, security interests or encumbrances in favor of Buyer or any other division or affiliate of Silicon Valley Bank;

        (E) There are no defenses, offsets, or counterclaims against any of the receivables, and no agreement has been made under which the Account Debtor may claim any deduction or discount, except as otherwise stated in the Invoice Transmittal;

        (F) Each Purchased Receivable shall be the property of the Buyer and shall be collected by Buyer, but if for any reason it should be paid to Seller, Seller shall promptly notify Buyer of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Buyer, and shall promptly transfer and deliver the same to the Buyer;

        (G) Buyer shall have the right of endorsement, and also the right to require endorsement by Seller, on all payments received in connection with each Purchased Receivable and any proceeds of Collateral;

        (H) Seller, and to Seller's best knowledge, each Account Debtor set forth in the Invoice Transmittal, are and shall remain solvent as that term is defined in the Bankruptcy Code and the Code, and no such Account Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the Bankruptcy Code;

        (I) Each Account Debtor named on the Invoice Transmittal will not object to the payment for, or the quality or the quantity of the subject matter of, the receivable and is liable for the amount set forth on the Invoice Transmittal;

        (J) Each Account Debtor shall promptly be notified, after acceptance by Buyer, that the Purchased Receivable has been transferred to and is payable to Buyer, and Seller shall not take or permit any action to countermand such notification; and

        (K) All receivables forwarded to and accepted by Buyer after the date hereof, and thereby becoming Purchased Receivables, shall comply in all material respects with each and every one of the foregoing representations, warranties, covenants and agreements referred to above in this Section 6.1.

     6.2. Additional Warranties, Representations and Covenants. In addition to the foregoing warranties, representations and covenants, to induce Buyer to buy receivables and to render its services to Seller, Seller hereby represents, warrants, covenants and agrees that:

        (A) Seller will not assign, transfer, sell, or grant, or permit any lien or security interest in any Purchased Receivables or Collateral to or in favor of any other party, without Buyer's prior written consent or except as otherwise expressly permitted under this Agreement.

        (B) The Seller's name, form of organization, chief executive office and jurisdiction of organization, and the place where the records concerning all Purchased Receivables and Collateral are kept is set forth at the beginning of this Agreement, Collateral is located only at the location set forth in the beginning of this Agreement, or, if located at any additional location, as set forth on a schedule attached to this Agreement, and Seller will give Buyer at least thirty (30) days prior written notice if such name, organization, chief executive office or other locations of Collateral or records concerning Purchased Receivables or Collateral is changed or added and shall execute any documents necessary to perfect Buyer's interest in the Purchased Receivables and the Collateral.

        (C) Seller shall (i) pay all of its normal gross payroll for employees, and all foreign, federal, state, and local taxes (collectively, "Taxes"), as and when due, including without limitation all payroll and withholding Taxes and state sales, use, and other ad valorem taxes; (ii) deliver at any time and from time to time at Buyer's request, evidence satisfactory to Buyer that all such amounts have been paid to the proper Tax authorities; and (iii) if requested by Buyer, pay its payroll and related Taxes through a bank or an independent payroll service acceptable to Buyer.

        (D) Seller has not, as of the time Seller delivers to Buyer an Invoice Transmittal, or as of the time Seller accepts any Advance from Buyer, filed a voluntary petition for relief under the Bankruptcy Code or had filed against it an involuntary petition for relief.

        (E) If  Seller  owns,  holds  or has any  interest  in,  any  copyrights
        (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been disclosed to Buyer and is specifically listed and identified on a schedule to this Agreement, and Seller shall immediately notify Buyer if Seller hereafter obtains any interest in any additional copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

        (F) Seller shall provide Buyer with: (i) a Compliance Certificate on a monthly basis to be received by Buyer no later than the 30th calendar day following each calendar month or on a more frequent or other basis if and as requested by Buyer, (ii) monthly financial statements of Seller (including balance sheet and income statement of Seller) within 30 days after the end of each month; (iii) annual financial statements of Seller, audited by independent certified public accountants acceptable to Buyer, within 90 days after the end of each fiscal year of Seller; (iv) monthly accounts receivable agings (separately identifying Purchased Receivables and non-Purchased Receivables), aged by invoice date, within 30 days after the end of each month; (v) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, within 30 days after the end of each month; (vi) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger, within 30 days after the end of each month.

        (G) Seller shall provide Buyer with a deferred revenue listing upon request.

        (H) On request by Buyer, Seller will promptly furnish any information Buyer may reasonably request to determine financial condition of Seller, including, but not limited to all of Seller's Obligations, and the condition of any of Seller's receivables which may include but are not limited to Purchased Receivables.

        (I) At all times from and after a date as soon as practicable after the Effective Date (and in any event not later than 90 days following the Effective Date), Seller will maintain its primary operating deposit accounts and investment securities accounts with Buyer or Buyer's institutional affiliates. As to any deposit accounts and investment property (including securities accounts) maintained with another institution, Seller shall cause such institution, within 30 days after the Effective Date, to enter into a control agreement in form acceptable to Buyer in its good faith business judgment in order to perfect Buyer's first-priority security interest in such deposit accounts and grant Buyer "control" (within the meaning of Articles 8 and 9 of the Code) over such investment property (including securities accounts). Thereafter, Seller shall not maintain any deposit accounts or investment property (including securities accounts) with any bank, securities intermediary, or other institution unless Buyer has received such a control agreement duly executed by such party in favor of Buyer covering such deposit account or investment property (including securities accounts), as the case may be.

        (J) All Collections and all other proceeds of Collateral shall be directly paid by third parties, or promptly deposited by Seller, into a lockbox account or such other "blocked account" as Buyer may specify, pursuant to a blocked account or other cash dominion agreement in such form as Buyer may specify in its good faith business judgment, and funds from such lockbox account or other blocked account, as the case may be, shall be forwarded directly to a cash collateral account maintained with and controlled by Buyer in accordance with the terms and conditions of such agreement(s). Seller shall keep such agreements and such arrangements in full force and effect throughout the term of this Agreement, and until all Obligations have been paid and performed in full.

        (K) If  Seller  owns,  holds  or has any  interest  in,  any  copyrights
        (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been disclosed to Buyer and is specifically listed and identified on a schedule to this Agreement, and Seller shall immediately notify Buyer if Seller hereafter obtains any interest in any additional copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

        (L) Seller shall allow Buyer to audit the Collateral at Seller's expense. The charge for such audits shall be at Buyer's then current standard charge for the same, plus Buyer's reasonable out-of-pocket expenses in connection therewith.

        (M) Seller will comply with all other covenants and agreements set forth in the Intellectual Property Security Agreement or any other Financing Document.

        (N) Seller shall not enter into any merger, amalgamation, or consolidation with or into any other entity, party or person, or acquire all or substantially all of the capital stock or assets of another person.

        (O) All financial statements now or in the future delivered to Buyer have been, and will be, prepared in conformity with GAAP and now and in the future will fairly present the results of operations and financial condition of Seller, in accordance with GAAP, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Buyer and the date hereof, there has been no Material Adverse Change.

        (P) Seller does not own any maskworks, computer software, or other copyrights that are registered (or are the subject of any application for registration) with the United States Copyright Office. Seller will NOT register with the United States Copyright Office (or apply for such registration of) any of Seller's maskworks, computer software, or other copyrights, unless Seller has provided Buyer not less than 30 days prior written notice of the commencement of such registration/application and Seller has executed and delivered to Buyer such security agreement(s) and other documentation (in form and substance reasonably satisfactory to Buyer) which Buyer in its good faith business judgment deems necessary for the grant, attachment, and perfection of Buyer's security interests in such maskworks, computer software, or other copyrights (and all proceeds and products (including without limitation licensing revenue) thereof) and for filing with respect to such registration or application.

        (Q) With respect to any leased premises of Seller, Seller shall, promptly upon Buyer's request therefor, deliver to Buyer a landlord agreement (in form and substance satisfactory to Buyer) duly executed by the lessor of such leased premises.

        (R) Seller hereby represents and warrants that, as of the date of execution and deliver of this Agreement, no goods of Seller are in the possession of any warehouseman or other bailee, and hereby covenants that Seller promptly shall deliver written notice to Buyer of any goods of Seller being in the possession of any warehouseman or other bailee. With respect to any goods of Seller in the possession of any warehouseman or other bailee, Seller shall, promptly upon Buyer's request therefor, deliver to Buyer a bailee agreement (in form and substance satisfactory to Buyer) duly executed by such warehouseman or other bailee.

        (S) Seller shall pay any and all brokerage commissions or finders fees incurred in connection with or as a result of Seller's obtaining financing from Buyer under this Agreement. Seller agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Seller, and Seller agrees to indemnify, defend, and hold Buyer harmless from and against any claim of any broker or finder arising out of Seller's obtaining financing from Buyer under this Agreement (and any reasonable attorneys fees and costs incurred by Buyer in connection therewith).

        (T) All present and future indebtedness of Seller to its officers, directors, shareholders, and subsidiaries ("Inside Debt") shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on Buyer's standard form. Seller represents and warrants that there is no Inside Debt presently outstanding, other than the Designated Subordinated Debt (as defined in Section 6.4(D) below). Prior to incurring any Inside Debt in the future, Seller shall cause the person to whom such Inside Debt will be owed to execute and deliver to Buyer a subordination agreement on Buyer's standard form.

        (U) Seller shall not pay or declare any dividends on Seller's stock (except for dividends payable solely in stock of Seller). Seller shall not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Seller's stock.

6.3. Payments without Setoffs or Counterclaims, etc. All payments hereunder and under the other Financing Documents made by or on behalf of Seller shall be made: (a) without setoff or counterclaim; and (b) free and clear of, and without deduction or withholding for or on account of, any foreign, federal, state, or local Taxes.

6.4. Conditions Precedent. In addition to any other conditions precedent set forth in this Agreement, the making of the initial Advance or other credit extension or the purchase of the initial receivable hereunder is subject to the following additional conditions:

        (A) Buyer shall have received lien searches listing all effective financing statements that name Seller (or any predecessor corporation or any tradename thereof or any seller of assets acquired by any Seller outside of the ordinary course of business) as debtor that are filed in the applicable filing offices with respect to such Seller, none of which financing statements shall cover any of the Collateral of Seller, except
        (1) financing statements perfecting Permitted Liens, (2) financing statements as to which Buyer has received duly executed authorization by the applicable secured party to file executed termination statements, partial release statements, or authorizations to discharge, each in form and substance satisfactory to Buyer, or (3) as otherwise agreed in writing by Buyer.

        (B) nStor Technologies, Inc. ("Parent") shall execute and deliver to Buyer a continuing guaranty with respect to all of the Obligations of Seller, in form and substance satisfactory to Buyer (the "Guaranty"). Throughout the term of this Agreement, Seller shall not cause, suffer, or permit the Guaranty to cease to be in full force and effect.

        (C) Seller shall execute and deliver to Buyer an intellectual property security agreement, in form and substance satisfactory to Buyer (the "Intellectual Property Security Agreement"). Throughout the term of this Agreement, Seller shall not cause, suffer, or permit the Intellectual Property Security Agreement to cease to be in full force and effect.

        (D) (i) Buyer shall have received copies of all material agreements, instruments, and other documents consisting of, evidencing, securing, or otherwise relating to, the series of Seller's 10% Convertible Subordinated Promissory Notes still outstanding as of the Effective Date (including, without limitation, that certain 10% Convertible Subordinated Promissory Note dated June 14, 2002, made by Seller to the order of H. Irwin Levy in the original principal amount of $650,000, as amended by that certain letter agreement, dated June 30, 2003, between Seller and H. Irwin Levy, pursuant to which the principal amount of such note was increased from $650,000 to $818,370 due to the conversion of accrued but unpaid interest into additional principal), in each case, as amended, restated, supplemented, or otherwise modified from time to time (collectively, the "Designated Subordinated Debt Documents"), which copies shall be certified by the Secretary of Seller as true, correct, and complete and are in full force and effect; and (ii) (unless the Designated Subordinated Debt has been repaid in full or converted into equity securities of Seller on or before the Effective Date) all holders of any indebtedness evidenced by any one or more of the Designated Subordinated Debt Documents (the "Designated Subordinated Debt") shall execute and deliver to Buyer a subordination agreement, in form and substance satisfactory to Buyer (the "Designated Subordinated Debt Subordination Agreement"), pursuant to which the obligations of Seller under the Designated Subordinated Debt Documents (including the Designated Subordinated Debt) shall be subordinated in favor of Buyer in accordance with the terms and conditions of the Designated Subordinated Subordination Agreement. Seller represents and warrants that Seller has reviewed the Designated Subordinated Debt Subordination Agreement and that all holders of record with respect to the Designated Subordinated Debt (and all holders of security interests (if any) securing same) are signatories to the Designated Subordinated Debt Subordination Agreement. Seller hereby covenants and agrees that, throughout the term of this Agreement, Seller shall not cause, suffer, or permit the Designated Subordinated Debt Subordination Agreement to cease to be in full force and effect (unless, the Designated Subordination Debt has been repaid in full (but only if and to the extent expressly permitted under the Designated Subordinated Debt Subordination Agreement) or converted into equity securities of Borrower). Seller hereby represents and warrants that no obligation of Seller under or in respect of the Designated Subordinated Debt Documents is secured. Seller hereby covenants and agrees that, at all times, no obligation of Seller under or in respect of the Designated Subordinated Debt Documents shall be secured. Seller hereby represents and warrants that, as of the date of the Effective Date, the aggregate outstanding principal amount of the Designated Subordinated Debt is $818,370.

7. Adjustments. In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6.1, or in the event any Adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Buyer and shall, subject to the Buyer's approval, resolve such disputes and advise Buyer of any adjustments. Unless the disputed Purchased Receivable is repurchased by Seller and the full Repurchase Amount is paid, Buyer shall remain the absolute owner of any Purchased Receivable which is subject to Adjustment or repurchase under Section 4.2 hereof, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time. If such possession is not taken by Buyer, Seller is to resell it for Buyer's account at Seller's expense with the proceeds made payable to Buyer. While Seller retains possession of said returned goods, Seller shall segregate said goods and mark them "property of Silicon Valley Bank."

8. Security Interest. To secure the prompt payment and performance to Buyer of all of the Obligations, Seller hereby grants to Buyer a continuing lien upon and security interest in all of Seller's now existing or hereafter arising rights and interest in the following, whether now owned or existing or hereafter created, acquired, or arising, and wherever located (collectively, the "Collateral"):
        (A) All accounts, receivables, contract rights, chattel paper, instruments, documents, letters of credit, bankers acceptances, drafts, checks, cash, investment property, securities, and general intangibles (including, without limitation, all claims, causes of action, deposit accounts, guaranties, rights in and claims under insurance policies (including rights to premium refunds), rights to tax refunds, copyrights, patents, trademarks, rights in and under license agreements, and all other intellectual property); (B) All inventory, including Seller's rights to any returned or rejected goods, with respect to which Buyer shall have all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit; (C) All monies, refunds and other amounts due Seller, including, without limitation, amounts due Seller under this Agreement (including Seller's right of offset and recoupment); (D) All equipment, machinery, furniture, furnishings, fixtures, tools, supplies and motor vehicles;
        (E) All farm products, crops, timber, minerals and the like (including oil and gas); (F) All accessions to, substitutions for, and replacements of, all of the foregoing; (G) All books and records pertaining to all of the foregoing; and (H) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds. Seller is not authorized to sell, assign, transfer or otherwise convey any Collateral without Buyer's prior written consent, except for: (i) the sale of inventory of Seller in the Seller's usual course of business; (ii) the non-exclusive licensing of intellectual property of Seller, in the Seller's usual course of business; and (iii) up to $5,000 in the aggregate of immaterial, worn-out, or obsolete Equipment. Seller hereby authorizes and authenticates UCC financing statements, in a form acceptable to Buyer, and agrees to execute and deliver any other instruments and documents requested by Buyer, to evidence, perfect, or protect the interests of Buyer in the Collateral. Seller agrees to deliver to Buyer the originals of all instruments, chattel paper and documents evidencing or related to Purchased Receivables and Collateral.

9. Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.
        (A) Seller fails to pay any amount owed to Buyer as and when due;
        (B) There shall be commenced by or against Seller any voluntary or involuntary case under the Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets; (C) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due or is left with unreasonably small capital; (D) Any involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables or any Collateral; (E) The breach, in any material respect, of any covenant, agreement, warranty, or representation in this Agreement or any other Financing Document shall constitute an immediate Event of Default hereunder; (F) Seller is not in compliance with, or otherwise is in default under, any term of any document, instrument or agreement evidencing a debt, obligation or liability of any kind or character of Seller, now or hereafter existing, in favor of Buyer or any division or affiliate of Silicon Valley Bank, regardless of whether such debt, obligation or liability is direct or indirect, primary or secondary, joint, several or joint and several, or fixed or contingent, together with any and all renewals and extensions of such debts, obligations and liabilities, or any part thereof; (G) An event of default shall occur under any guaranty executed by any guarantor of the Obligations of Seller to Buyer under this Agreement, or any material provision of any such guaranty shall for any reason cease to be valid or enforceable or any such guaranty shall be repudiated or terminated, including by operation of law; (H) A default or event of default shall occur under any agreement between Seller and any creditor of Seller that has entered into a subordination agreement with Buyer; (I) Any creditor that has entered into a subordination agreement with Buyer shall breach any of the terms of or not comply with such subordination agreement; (J) There is a Material Adverse Change; or (K) Parent ceases to own 100% of the issued and outstanding capital stock of Seller.

10. Remedies Upon Default. Upon the occurrence of an Event of Default, (1) without implying any obligation to buy receivables, Buyer may cease buying receivables or extending any financial accommodations to Seller; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Buyer, or with respect to an Event of Default described in Section 9(B), automatically and without notice or demand, due and payable in full; and (3) Buyer shall have and may exercise all the rights and remedies under this Agreement or any other Financing Document, and under applicable law, including the rights and remedies of a secured party under the Code, all the power of attorney rights described in
Section 5 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Purchased Receivables and all Collateral in any commercial reasonable manner. Seller and Buyer agree that any notice of sale required to be given to Seller shall be deemed to be reasonable if given five (5) days prior to the date on or after which the sale may be held. In the event that the Obligations are accelerated hereunder, Seller shall repurchase all of the Purchased Receivables as set forth in Section 4.4.

11. Accrual of Interest. If any amount owed by Seller hereunder is not paid when due, including, without limitation, amounts due under Section 3.5, Repurchase Amounts, amounts due under Section 12, and any other Obligations, such amounts shall bear interest at a per annum rate equal to the per annum rate of the Finance Charges until the earlier of (i) payment in good funds or (ii) entry of a final judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

12. Fees, Costs and Expenses; Indemnification. The Seller will pay to Buyer immediately upon demand all fees, costs and expenses (including reasonable fees of attorneys and professionals and their reasonable costs and expenses) that Buyer incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Buyer, Seller or any other person) in any way relating to the Purchased Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Seller or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Purchased Receivables or the Collateral, (e) collecting the Purchased Receivables and the Obligations, and
(f) the representation of Buyer in connection with any bankruptcy case or insolvency proceeding involving Seller, any Purchased Receivable, the
Collateral, any Account Debtor, or any guarantor. Seller shall indemnify and hold Buyer harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

13. Severability, Waiver, and Choice of Law. In the event that any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Buyer retains all of its rights, even if it makes an Advance after an Event of Default. If Buyer waives an Event of Default, it may enforce a later Event of Default. Any consent or waiver under, or amendment of, this Agreement must be in writing signed by Seller and an authorized officer of Buyer. Nothing contained herein, or any action taken or not taken by Buyer at any time, shall be construed at any time to be indicative of any obligation or willingness on the part of Buyer to amend this Agreement or to grant to Seller any waivers or consents. This Agreement has been transmitted by Seller to Buyer at Buyer's office in the State of California and has been executed and accepted by Buyer in the State of California. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

14. Account Collection Services. Certain Account Debtors may require or prefer that all of Seller's receivables be paid to the same address and/or party, or Seller and Buyer may agree that all receivables with respect to certain Account Debtors be paid to one party. In such event Buyer and Seller may agree that Buyer shall collect all receivables whether owned by Seller or Buyer and (provided that there does not then exist an Event of Default or event that with notice, lapse or time or otherwise would constitute an Event of Default, and subject to Buyer's rights in the Collateral) Buyer agrees to remit to Seller the amount of the receivables collections it receives with respect to receivables other than Purchased Receivables. It is understood and agreed by Seller that this Section does not impose any affirmative duty on Buyer to do any act other than to turn over such amounts. All such receivables and collections are Collateral and in the event of Seller's default hereunder, Buyer shall have no duty to remit collections of Collateral and may apply such collections to the obligations hereunder and Buyer shall have the rights of a secured party under the Code.

15. Notices. All notices shall be given to Seller and Buyer at the respective addresses or faxes set forth on the first page of this Agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid,
(b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex.

16. Jury Trial. SELLER AND BUYER EACH HEREBY (a) WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL ON ANY CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (b) RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT; AND (c) REPRESENT AND WARRANT THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

17. Term and Termination. The term of this Agreement shall be for one (1) year from the Effective Date. Seller and Buyer shall each have the right to terminate this Agreement at any time. Notwithstanding the foregoing, any termination of this Agreement shall not affect Buyer's security interest in the Collateral and Buyer's ownership of the Purchased Receivables, and this Agreement shall continue to be effective, and Buyer's rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full.

18. Titles and Section Headings. The titles and section headings used herein are for convenience only and shall not be used in interpreting this Agreement.

19. Other Agreements. The terms and provisions of this Agreement shall not adversely affect the rights of Buyer or any other division or affiliate of Silicon Valley Bank under any other document, instrument or agreement. The terms of such other documents, instruments and agreements shall remain in full force and effect notwithstanding the execution of this Agreement. In the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between Seller on the one hand, and Buyer or any other division or affiliate of Silicon Valley Bank on the other hand, Buyer shall determine in its sole discretion which provision shall apply. Seller acknowledges specifically that any security agreements, liens and/or security interests currently securing payment of any obligations of Seller owing to Buyer or any other division or affiliate of Silicon Valley Bank also secure Seller's obligations under this Agreement, and are valid and subsisting and are not adversely affected by execution of this Agreement. Seller further acknowledges that (a) any collateral under other outstanding security agreements or other documents between Seller and Buyer or any other division or affiliate of Silicon Valley Bank secures the obligations of Seller under this Agreement and (b) a default by Seller under this Agreement constitutes a default under other outstanding agreements between Seller and Buyer or any other division or affiliate of Silicon Valley Bank.

[remainder of page intentionally left blank; signature page immediately follows]


     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement and delivered same as of the Effective Date.

SELLER:
NSTOR CORPORATION, INC.


By /s/ Thomas L. Gruber
Title Acting President, Chief Operating
      and Financial Officer


BUYER:

SILICON VALLEY BANK

By /s/ Robert Anderson
Title  Vice President Commerical Finance Division


[To be completed by Buyer:]
Effective Date:_______________________________



                                    Exhibit A
SVB/nStor/AR Purchase Agr-2


                                   EXHIBIT "A"

                  TO FINANCING STATEMENT AND SECURITY AGREEMENT

This FINANCING STATEMENT and SECURITY AGREEMENT covers the following types or items of property (in addition to, and without limiting the types of property set forth on page 1 hereof):

A) All accounts, receivables, contract rights, chattel paper, instruments, documents, letters of credit, bankers acceptances, drafts, checks, cash, securities, investment property, deposit accounts, and general intangibles (including, without limitation, all claims, causes of action, guaranties, rights in and claims under insurance policies (including rights to premium refunds), rights to tax refunds, copyrights, patents, trademarks, rights in and under license agreements, and all other intellectual property);

B) All inventory, including Seller's rights to any returned or rejected goods, with respect to which Buyer shall have all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit;

C) All monies, refunds and other amounts due Seller, including, without limitation, amounts due Seller under this Agreement (including Seller's right of offset and recoupment);

D) All equipment, machinery, furniture, furnishings, fixtures, tools, supplies and motor vehicles;

E) All farm products, crops, timber, minerals and the like (including oil and gas);

F) All accessions to, substitutions for, and replacements of, all of the foregoing;

G)      All books and records pertaining to all of the foregoing; and

H) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds.


Initials TG